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                                                           EXHIBIT 23.6



October 31, 1997

Board of Directors
Unison Software, Inc.
5101 Patrick Henry Drive
Santa Clara, CA 95054

Re: Registration Statement of International Business Machines Corporation ("IBM") relating to its Common Stock, par value $0.50 per share, being registered in connection with the merger of Unison Software, Inc. and New Orchard Corp., a wholly-owned subsidiary of IBM.

Gentlemen:

Reference is made to our opinion letter (the "Opinion Letter") dated September 12, 1997 with respect to the fairness to the holders of the Shares (as defined in the Opinion Letter) of Unison Software, Inc. (the "Company") of the Merger Consideration (as defined in the Opinion Letter) to be received for the Shares pursuant to the Agreement (as defined in the Opinion Letter).

The foregoing opinion letter is provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include the Opinion Letter in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm in the letter to the stockholders of the Company in the Proxy Statement included in the above-mentioned Registration Statement and under the captions "Summary -- Opinion of Financial Advisor", "The Merger -- Background of the Merger", "The Merger -- Recommendation of the Unison Board and Reasons for the Merger" and "The Merger -- Opinion of Financial Advisor" and to the inclusion of the Opinion Letter in the Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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GOLDMAN, SACHS & CO.